UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2009

ARGAN, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-31756	13-1947195
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Church Street, Suite 201, Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 315-0027

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information described below under Item 2.01 is hereby incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 17, 2009, Argan, Inc. (the “Company”) acquired 50% of the outstanding membership interests (the “Membership Acquisition”) of Gemma Renewable Power, LLC, a Delaware limited liability company (“GRP”), from Invenergy Wind Management, LLC, a Delaware limited liability company (the “Seller”), pursuant to the terms and conditions of a certain Purchase and Sale Agreement, dated as of December 16, 2009 (the “Purchase Agreement”), by and between the Seller and Gemma Power Systems, LLC, a Connecticut limited liability company (“GPS”) and wholly-owned subsidiary of the Company. The Company already owns 50% of the membership interests of GRP. As a result of the Membership Acquisition, GRP will become a wholly-owned subsidiary of GPS. A copy of the Purchase Agreement is attached as Exhibit 10.1 to this Form 8-K.

GPS entered into a business partnership in June 2008 with the Seller for the design and construction of wind-energy farms located in the United States and Canada. The business partners each owned 50% of GRP, the company formed by the parties for this purpose. The amount of the Company’s investment in GRP included in the Company’s balance sheet at October 31, 2009, the end of the Company’s third fiscal quarter, was $3,449,000.

The purchase price for Seller’s membership interest in GRP shall be $3,183,000 (the “Consideration”), payable and conditioned upon the following:

(i)
$1,583,000 of the Consideration shall be paid upon (a) the award to GRP by the Seller of a certain wind farm construction project as identified and described in the Purchase Agreement (the “Initial Project”), (b) Seller obtaining adequate financing to complete the Initial Project, and (c) Seller making an initial payment to the Company. On December 17, 2009, GRP was awarded a contract by Vantage Wind Energy LLC (contract value estimated at approximately $33 million) to satisfy condition (a);

(ii)	$800,000 of the Consideration shall be paid upon the award to GRP by the Seller of a second wind farm construction project as set forth in the Purchase Agreement (the “Second Project”); and

(iii)
$800,000 of the Consideration shall be paid on or before the four-month anniversary of the award of the Second Project provided that the construction of such project has not been delayed as fully described in the Purchase Agreement.

Subsequent to the award of the Initial Project, GRP shall have the Right of First Offer, as described in the Purchase Agreement, on the Seller’s subsequent wind farm projects until GRP is awarded the Second Project. If GRP has not been awarded a project by the Seller or an unrelated third party by March 31, 2010, then beginning April 1, 2010, GRP shall receive a monthly reduction towards the $1,600,000 of Consideration due to the Seller related to the Second Project. Such monthly reduction shall be equal to the lesser of fifty percent (50%) of GRP’s monthly overhead, as defined in the Purchase Agreement, and $75,000 and shall continue until either GRP is awarded a project or such monthly reductions reach a total amount of $1,600,000.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Purchase and Sale Agreement dated as of December 16, 2009 by and between Invenergy Wind Management, LLC and Gemma Power Systems, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGAN, INC.

Date: December 21, 2009

By:    /s/ Arthur F. Trudel

Arthur F. Trudel, Senior Vice President and
Chief Financial Officer

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